UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

Stanley Black & Decker, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
[X]	No fee required
[ ]	Fee paid previously with preliminary materials
[ ]	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

STANLEY BLACK & DECKER, INC. 1000 STANLEY DRIVE NEW BRITAIN, CT 06053	Your Vote Counts! STANLEY BLACK & DECKER, INC. 2022 Annual Meeting Vote by April 21, 2022 11:59 PM EDT for shares held directly. Vote by April 19, 2022 11:59 PM EDT for shares held in a Plan.

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You invested in STANLEY BLACK & DECKER, INC. and it’s time to vote!
You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on April 22, 2022.

Get informed before you vote
View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 8, 2022. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit www.ProxyVote.com
Control #

Smartphone users Point your camera here and vote without entering a control number	Vote in Person at the Meeting* April 22, 2022 9:30 a.m.

The John F. Lundgren Center for Learning and Development 1000 Stanley Drive New Britain, Connecticut 06053

*	Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

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Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the
upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Board
Voting Items		Recommends
1.	Election of Directors
Nominees:
1a.	Andrea J. Ayers	For
1b.	Patrick D. Campbell	For
1c.	Carlos M. Cardoso	For
1d.	Robert B. Coutts	For
1e.	Debra A. Crew	For
1f.	Michael D. Hankin	For
1g.	James M. Loree	For
1h.	Adrian V. Mitchell	For
1i.	Jane M. Palmieri	For
1j.	Mojdeh Poul	For
1k.	Irving Tan	For
2.	Approve, on an advisory basis, the compensation of the Company’s named executive officers.	For
3.	Approve the selection of Ernst & Young LLP as the Company’s independent auditors for the Company’s 2022 fiscal year.	For
4.	To approve the 2022 Omnibus Award Plan.	For
5.	To consider a shareholder proposal regarding the ownership threshold required to call for special shareholder meeting, if properly presented.	Against

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